UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 240.14a-12

TRIO-TECH INTERNATIONAL

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[October 28, 2025]

Letter to Shareholders

Dear Fellow Shareholders,

Fiscal 2025 was a year of both challenge and resilience for Trio-Tech International. We navigated a period marked by the cyclicality of the semiconductor industry, trade-related headwinds, and unfavorable foreign exchange movements. Despite these pressures, we achieved year-over-year revenue growth in the fourth quarter and delivered profitability, driven by strong momentum in our Industrial Electronics (IE) segment. IE revenue grew 70% compared to the prior year, fueled by demand and diversification into both existing and new end markets. This performance highlights the opportunity for IE to play an increasingly significant role as a growth engine for the Company.

Although our Semiconductor Back-End Solutions (SBS) revenues faced challenges due to industry cyclicality and trade-related issues, we encouragingly saw resilience from our operations in Singapore, Malaysia, and Thailand, as customers began shifting toward alternative geographies for testing solutions.

Financial and Operating Review

Gross margins remained steady at 25%, reflecting both improvements in product mix and careful financial management. Excluding the negative impact from foreign exchange movements of $671,000, Trio-Tech would have achieved full-year profitability of $630,000, highlighting the strength of our operations, disciplined cost management, and improved product mix. Importantly, we also significantly reduced liabilities during the year and increased our working capital by 11%, further strengthening our ability to support growth and navigate ongoing volatility. These results highlight the flexibility of our business model and the loyalty of our customers.

Our balance sheet remains strong, with $19.5 million in cash and deposits. This financial flexibility allows us to invest selectively in growth opportunities and withstand short-term industry challenges.

Strategic Priorities

Looking ahead, we are focusing on three priorities:

Stabilizing and Growing SBS – While demand in China remains unpredictable, we see opportunities to expand market share throughout Southeast Asia, where we have a strong presence and trusted customer relationships.

Expanding Industrial Electronics – With IE momentum building, including growth in the touchscreen market and diversification into the aerospace sales channel, the segment is demonstrating its ability to serve as a growth engine for the Company. These efforts are broadening our customer base and strengthening the Company’s position in new and resilient end markets.

Disciplined Capital Allocation – Supported by a strong balance sheet and reduced liabilities, we remain committed to pursuing selective growth opportunities while maintaining our conservative financial management.

Our Outlook

The global semiconductor industry is undergoing a strategic transformation, as supply chains shift from cost optimization toward resilience amid tariffs and escalating geopolitical tensions. With Malaysia and Thailand emerging as critical hubs for backend testing and packaging, Trio-Tech is uniquely positioned to capitalize on this transition. Our longstanding relationships with leading semiconductor players—built on trust, reliability, and shared value—provide us with deep insight into their evolving needs, while our regional expertise and proven capabilities ensure we can deliver high-impact services.

While semiconductor demand is expected to remain volatile, particularly in China, we are confident that our customer engagement, strategic partnerships, and expanding IE business position Trio-Tech for sustainable, long-term growth. Our focus on resilience, adaptability, and targeted demand opportunities strengthens our confidence in the Company’s future prospects.

Appreciation

On behalf of the Board of Directors and our leadership team, I want to thank our employees for their dedication, our customers for their trust, and you, our shareholders, for your ongoing support. We remain committed to creating long-term value and look forward to updating you on our progress in fiscal year 2026.

Sincerely,

/s/ Yong Siew Wai

Yong Siew Wai

Chairman and Chief Executive Officer

Trio-Tech International

Block 1008 Toa Payoh North, Unit 03-09

Singapore 318996, Singapore

Tel. (65) 6265 3300

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On December 10, 2025

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Trio‑Tech International, a California corporation (the “Company”), will be held in person at our U.S. corporate office, located at 16139 Wyandotte Street, Van Nuys, California 91406, on December 10, 2025 at 10:00 A.M. Pacific Standard Time, for the following purposes, as set forth in the attached proxy statement (the “Proxy Statement”):

1.	to elect four directors to our Board of Directors, each to serve until our next annual meeting of shareholders, or until their respective successor is duly elected and qualified;

2.	to hold a non-binding, advisory vote on the compensation of our Named Executive Officers;

3.	to hold a non-binding, advisory vote on the frequency of the advisory vote on the compensation of our Named Executive Officers;

4.	to approve the ratification of Forvis Mazars LLP as our registered public accounting firm for the year ended June 30, 2026; and

5.	the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed the close of business on October 21, 2025 (the “Record Date”) as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment and postponements thereof.

The Securities and Exchange Commission permits proxy materials to be furnished over the Internet rather than in paper form. Accordingly, most shareholders will receive a notice (the "Notice") regarding the availability of the Proxy Statement, Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (the “Annual Report”), and other proxy materials (collectively, the “Materials”) via the Internet. This electronic process provides fast, convenient access to the Materials, reduces the impact on the environment and reduces our printing and mailing costs. If you received a Notice by mail, you will not receive a printed copy of the Materials in the mail. The Notice instructs you on how to access and review all of the important information contained in the Materials. The Notice also instructs you on how you may submit your vote over the Internet. If you would like to receive a printed copy of the Materials, please follow the instructions for requesting such materials included in the Notice. The Proxy Statement and this Notice are expected to be first sent or given to shareholders on or about October 28, 2025. The Proxy Statement and the Annual Report are both available on the Internet at: https://www.triotech.com/investor-relations/.

Whether you plan to attend the Annual Meeting or not, please vote by telephone or electronically via the Internet. Alternatively, if you received a paper copy, you may sign, and date the enclosed proxy card and return it without delay in the enclosed postage-prepaid envelope. If you do attend the Annual Meeting, you may withdraw your proxy and vote personally on each matter brought before the Annual Meeting.

October 28, 2025	By Order of the Board of Directors S.W. Yong Chairman and Chief Executive Officer

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE PROMPTLY OVER THE INTERNET, BY TELEPHONE, OR IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, BY MAILING A PROXY OR VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING.

THANK YOU FOR ACTING PROMPTLY

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on

December 10, 2025:

The Proxy Statement and our 2025 Annual Report to Shareholders are available at

https://www.triotech.com/investor-relations/, which does not have “cookies” that identify visitors to the site.

Trio-Tech International

Block 1008 Toa Payoh North, Unit 03-09

Singapore 318996, Singapore

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
OF
TRIO-TECH INTERNATIONAL

To Be Held on December 10, 2025

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of the enclosed proxy (the “Proxy”) on behalf of the Board of Directors (the “Board”) of Trio‑Tech International, a California corporation (“Trio‑Tech”, or, the “Company”), for use at the 2025 annual meeting of shareholders of the Company (the “Annual Meeting”, or, the “Meeting”) to be held in person at our U.S. Corporate office, located at 16139 Wyandotte Street, Van Nuys, California 91406, on December 10, 2025 at 10.00 A.M. Pacific Standard Time.

For directions to our U.S. Corporate office, please email us at CRT.Reports@triotech.com.sg. The Notice, this Proxy Statement and the enclosed proxy card (the “Proxy Card”) are intended to be electronically available to shareholders on or about October 28, 2025.

Voting

The Board fixed the close of business on October 21, 2025 as the record date (“Record Date”) for shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were [●] shares of the Company’s common stock, no par value (the “Common Stock”), outstanding and entitled to vote, the holders of which are entitled to one vote per share.

The presence in person or by proxy of holders of one-third (1/3) of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. Broker non-votes occur when a shareholder who beneficially owns shares that are held in street name, that is through a broker, does not provide the broker with instructions on how to vote those shares on matters that are considered non-routine. Brokers can vote without instruction from the beneficial owners only on routine matters, such as the ratification of the appointment of our independent auditors. The election of directors is a non-routine matter and brokers are not authorized to vote on this matter without instruction.

Because a shareholder’s broker may not vote on behalf of the shareholder on the election of directors unless the shareholder provides specific instructions by completing and returning the voting instruction form, for a shareholder’s vote to be counted, we ask that our shareholders communicate their voting decisions to the broker or other nominee before the date of the Annual Meeting or give a proxy to vote their shares at the Annual Meeting.

Required Vote for Approval

The vote required for each proposal and the treatment and effect of abstentions and broker non-votes with respect to each proposal is as follows:

Proposal No. 1: Election of Directors.

Directors are elected by a plurality of the votes cast, either in person or represented by proxy, and entitled to vote at the Annual Meeting. This means that the four persons receiving the highest number of “FOR” votes cast at the Annual Meeting by the shares present, either in person or by proxy, and entitled to vote will be elected to serve on our Board of Directors until our 2026 Annual Meeting of Shareholders, or until her or his successor is duly elected and qualified. Withholding authority to vote your shares with respect to one or more director nominees will have no effect on the election of those nominees. Broker non-votes are not considered votes cast and will also have no effect on the election of the nominees.  Pursuant to California law, cumulative voting is available for the election of directors. Under cumulative voting, you would have four votes for each share of Common Stock you own. You may cast all of your votes for one candidate, or you may distribute your votes among different candidates as you choose. However, you may cumulate votes (cast more than one vote per share) for a candidate only if the candidate is nominated before the voting and at least one shareholder gives notice at the Annual Meeting, before the voting, that he or she intends to cumulate votes. If you do not specify how to distribute your votes, by giving your Proxy you are authorizing the proxyholders (the individuals named on your Proxy Card) to cumulate votes in their discretion. The four persons properly placed in nomination at the Annual Meeting and receiving the most affirmative votes will be elected as directors.

Proposal No. 2: Approval of the Compensation of our Named Executive Officers.

The approval, on an advisory, non-binding basis, of the compensation of our Named Executive Officers (as defined under the heading “EXECUTIVE COMPENSATION” below) (“Say on Pay”) as described under Proposal No. 2 of this Proxy Statement requires the affirmative vote of a majority of the shares present, either in attendance or represented by proxy, at the Annual Meeting and entitled to vote on the matter. A properly executed Proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the Say on Pay proposal. Accordingly, an abstention will have the effect of a vote against Proposal No. 2. Broker non-votes are not considered present and entitled to vote on the Say on Pay proposal and thus will have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

Proposal No. 3: Advisory Vote to Approve the Frequency of Non-Binding Advisory Votes on Executive Compensation.

This proposal provides a choice among three frequency periods (every one, two or three years) for future advisory Say-on-Pay proposals (“Say-on-Frequency”). The frequency period that receives the most votes will be deemed to be the recommendation of our shareholders. However, because this vote is advisory and not binding on our Board of Directors or management, we may decide that it is in the best interests of our shareholders to hold a Say-on-Pay proposals more or less frequently than the frequency period selected by our shareholders. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted for “THREE YEARS.”

Proposal No. 4: Ratification of Appointment of our Independent Registered Public Accounting Firm.

This proposal requests shareholders to ratify the appointment of Forvis Mazars LLP as our independent registered public accounting firm for our current fiscal year ending June 30, 2026. The affirmative “FOR” vote of a majority of the votes present, either in person or by proxy, and entitled to vote on this matter at the Annual Meeting, is required for the ratification of the selection of Forvis Mazars LLP as our independent registered public accounting firm for our current fiscal year ending June 30, 2026. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the proposal. Accordingly, an abstention will have the effect of a vote against this proposal. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and therefore we do not expect broker non-votes with respect to this proposal. However, any broker non-votes received will have no effect on the outcome of this proposal.

Deadline for Voting by Proxy

In order to be counted, votes cast by proxy must be received prior to the Annual Meeting.

Revocation of Proxies

Any Proxy given may be revoked by the shareholder at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by filing with the Secretary of the Company a Proxy bearing a later date, or by attending the Annual Meeting and voting in person. All Proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are specified, Proxies will be voted (i) FOR the election of the four nominees for directors named under “Election of Directors” (“Proposal No. 1”); (ii) FOR the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers (“Proposal No. 2”); (iii) for, on non-binding advisory basis, the frequency of the approval of the compensation of our Named Executive Officers vote to occur the every “THREE YEARS” (“Proposal No. 3”); (iv) FOR the ratification of the appointment of Forvis Mazars LLP as our independent registered public accounting firm for our current fiscal year ending June 30, 2026 (“Proposal No. 4”); and (v) at the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

A majority of the independent directors of our Board have nominated the four persons listed below for election to the Board at the Annual Meeting, to hold office until the next annual meeting of shareholders, or until their respective successors are elected and qualified. There are currently four authorized seats on the Company’s Board. It is intended that the proxies received, unless otherwise specified, will be voted “FOR” the four nominees named below, all of whom are incumbent directors of the Company and, with the exception of Messrs. Yong, is “independent” as specified in Section 803 of the NYSE American rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It is not contemplated that any of the nominees will be unable or unwilling to serve as a director but, should that occur, the persons designated as proxies will vote in accordance with their best judgment. In no event will proxies be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

The following section sets forth certain information regarding the nominees for election as directors of the Company.

NAME	AGE	POSITIONS
S. W. Yong	72	Chairman and Chief Executive Officer
Richard M. Horowitz	84	Director
Victor H. M. Ting	71	Director
Jason T. Adelman	56	Director

S. W. Yong

Mr. Yong has served as a director, Chief Executive Officer and President of the Company since 1990 and was elected Chairman of the Board in September 2023. He joined Trio‑Tech International Pte. Ltd. in Singapore in 1976 and was appointed as its Managing Director in August 1980. Mr. Yong holds a Master’s Degree in Business Administration, a Graduate Diploma in Marketing Management and a Diploma in Industrial Management.

In determining that Mr. Yong should serve on the Company’s Board, the Board has considered, among other qualifications, his 49 years of history with the Company, his intimate knowledge of the Company’s business and operations and the markets in which the Company operates, as well as the Company’s customers and suppliers, and his detailed in-depth knowledge of the issues, opportunities, and challenges facing the Company and its principal industries.

Richard M. Horowitz

Mr. Horowitz has served as a director of the Company since 1990.  He has been the President of Management Brokers Insurance, Inc. since 1974. Mr. Horowitz holds a Master’s Degree in Business Administration from Pepperdine University. Mr. Horowitz was the subject of a Securities and Exchange Commission (“SEC”) administrative proceeding arising out of the sale of certain annuity products in 2007 by Management Brokers Insurance, Inc. The proceeding was wholly unrelated to the Company’s business and was settled in March 2014 without requiring Mr. Horowitz to admit to any of the allegations. The Board believes that the proceeding and the actions alleged thereunder do not impinge upon Mr. Horowitz’s ability or integrity as a director of the Company.

In determining that Mr. Horowitz should serve on the Company’s Board, the Board has considered, among other qualifications, his extensive experience and expertise in administration and management based on his position as President of Management Brokers, Inc. for more than 50 years and his broad range of knowledge of the Company’s history and business through his 35 years of service as a director of the Company.

Victor H. M. Ting

Mr. Ting was appointed as a director of the Company on September 16, 2010, and served as Corporate Vice‑President and Chief Financial Officer of the Company from November 1992 until his retirement on June 30, 2022. Mr. Ting joined the Company as the Financial Controller for the Company’s Singapore subsidiary in 1980. He was promoted to the level of Business Manager in 1985, in December 1989 he was promoted to the level of Director of Finance and Sales & Marketing, and later he was promoted to the level of General Manager of the Singapore subsidiary. Mr. Ting holds a Bachelor of Accountancy Degree and Master’s Degree in Business Administration.

In determining that Mr. Ting should serve on the Company’s Board, the Board has considered, among other qualifications, his expertise in finance, accounting and management based on his 30 years of history as Vice‑President and Chief Financial Officer of the Company and his intimate knowledge of the Company’s operations.

Jason T. Adelman

Mr. Adelman was elected to the Board of the Company in April 1997.  Mr. Adelman is the Founder and Chief Executive Officer of Burnham Hill Capital Group, LLC, a privately held financial services holding company headquartered in New York.  Mr. Adelman also serves as the Managing Member of Cipher Capital Partners LLC, a private investment fund. Prior to founding Burnham Hill Capital Group, LLC in 2003, Mr. Adelman served as the Managing Director of Investment Banking at H.C. Wainwright and Co., Inc. Mr. Adelman currently serves on the Board of Oblong, Inc. Mr. Adelman graduated Cum Laude with a B.A. in Economics from the University of Pennsylvania and earned a JD from Cornell Law School where he served as Editor of the Cornell International Law Journal.

In determining that Mr. Adelman should serve on the Company’s Board, the Board has considered, among other qualifications, his experience and expertise in finance, accounting, banking and management based on his positions as Chief Executive Officer of Burnham Hill Capital Group LLC for 22 years, as the Managing Member of Cipher Capital Partners LLC as well as his position as Managing Director of Investment Banking in the New York offices of H. C. Wainwright & Co.

Required Vote and Recommendation

At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Messrs. S. W. Yong, Richard M. Horowitz, Victor H. M. Ting and Jason T. Adelman, each for a one-year term. Directors are elected by a plurality of the votes cast, either in person or represented by proxy, and entitled to vote at the Annual Meeting. This means that the four persons receiving the highest number of “FOR” votes cast at the Annual Meeting by the shares present, either in person or by proxy, and entitled to vote will be elected to serve on our Board of Directors until our 2026 Annual Meeting of Shareholders, or until her or his successor is duly elected and qualified. Withholding authority to vote your shares with respect to one or more director nominees will have no effect on the election of those nominees. Broker non-votes are not considered votes cast and will also have no effect on the election of the nominees. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of the nominees.

The Board recommends that shareholders vote “FOR” the election of Messrs. S. W. Yong, Richard M. Horowitz, Victor H. M. Ting and Jason T. Adelman.

PROPOSAL NO. 2

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are required to provide shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Chief Executive Officer and our two most highly compensated executive officers (other than our Chief Executive Officer) who were serving as executive officers at the end of the fiscal year ended June 30, 2025 (“Fiscal 2025”) (the “Named Executive Officers”), as disclosed in this Proxy Statement. This advisory vote, commonly known as a “Say-on-Pay” vote, gives our shareholders the opportunity to express their views on the Company’s executive compensation policies and programs and the compensation paid to our Named Executive Officers for Fiscal 2025.

We are asking our shareholders to indicate their support for the compensation of our Named Executive Officers as described in this Proxy Statement by approving the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and accompanying narrative disclosure, is hereby APPROVED.”

The Board believes that the Company’s executive compensation program effectively reflects the goals and objectives described in the Compensation Discussion and Analysis and the Executive Compensation sections of this Proxy Statement and the overall compensation philosophy of the Company.

Required Vote and Recommendation

The approval, on an advisory, non-binding basis, of the compensation of our Named Executive Officers requires the affirmative vote of a majority of the shares present, either in attendance or represented by proxy, at the Annual Meeting and entitled to vote on the matter. The vote on this Proposal No. 2 is advisory only and therefore is not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee will review and consider the voting results in crafting their approach to future executive compensation matters. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the advisory resolution above, approving of the compensation paid to the Company’s Named Executive Officers.

The Board recommends that shareholders vote “FOR” the advisory resolution above, approving of the compensation paid to the Company’s Named Executive Officers.

PROPOSAL NO. 3.

ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING EXECUTIVE COMPENSATION ADVISORY VOTES

General

In Proposal No. 2, we are providing our shareholders the opportunity to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers. In this Proposal No. 3, we are asking our shareholders to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes. Shareholders may vote for a frequency of every ONE, TWO, OR THREE YEARS, or may abstain.

The Board will take into consideration the outcome of this vote in determining the frequency of future Say-on-Pay proposals. However, because this vote is advisory and non-binding, the Board may decide that it is in the best interests of our shareholders and the Company to hold the required Say-on-Pay vote more or less frequently, but no less frequently than once every three years, as required by the Dodd-Frank Act. In the future, we will propose an advisory vote on the frequency of the Say-on-Pay Vote at least once every six calendar years as required by the Dodd-Frank Act.

After careful consideration, the Board believes that a Say-on-Pay vote should be held every three years, and therefore our Board recommends that you vote for a frequency of THREE YEARS for future Say-on-Pay proposals. The proxy card provides shareholders with the opportunity to choose among four options (holding the vote once every year, every two years or every three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board.

Vote Required and Recommendation

On this non-binding matter, a shareholder may vote to set the frequency of the Say-on-Pay votes to occur every year, every two years, or every three years, or the shareholder may vote to abstain. The choice among those four choices that receives the highest number of votes will be deemed the choice of the shareholders. Abstentions and broker non-votes will have no effect on the Say-on-Pay vote.

The Board recommends that shareholders vote to hold advisory Say-on-Pay votes on executive compensation “THREE YEARS”.

PROPOPAL NO. 4

RATIFICATION OF THE APPOINTMENT OF FORVIS MAZARS LLP TO SERVE AS OUR

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

Upon recommendation of the Audit Committee, our Board appointed Forvis Mazars LLP (“Forvis Mazars”) as our independent registered public accounting firm for the current fiscal year ending June 30, 2026, and hereby recommends that the shareholders ratify such appointment.

The Board may terminate the appointment of Forvis Mazars as the Company’s independent registered public accounting firm without the approval of the Company’s shareholders whenever the Board deems such termination necessary or appropriate.

Representatives of Forvis Mazars will be present at the Annual Meeting or available by telephone and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from shareholders.

The following table presents fees billed by Forvis Mazars for professional services rendered for the fiscal years ended June 30, 2025 and 2024:

	2025	2024
Audit fees	$254,896	$262,158
Tax fees	11,424	11,134
All other fees	7,380	7,193
Total	$273,700	$280,485

Audit Fees

The amounts set forth opposite “Audit Fees” above reflect the aggregate fees billed by Forvis Mazars or to be billed for professional services rendered for the audit of the Company’s annual financial statements for each of the fiscal years ended June 30, 2025 (“Fiscal 2025”) and 2024 (“Fiscal 2024”), respectively, and for the review of the financial statements included in the Company’s quarterly reports during such periods.

Tax Fees

The amounts set forth opposite “Tax Fees” above reflect the aggregate fees billed for Fiscal 2025 and Fiscal 2024 for professional services rendered for tax compliance and return preparation. The compliance and return preparation services consisted of the preparation of original and amended tax returns and support during the income tax audit or inquiries.

The Audit Committee’s policy is to pre-approve all audit services and all non-audit services that our independent accountants are permitted to perform for us under applicable federal securities regulations. The Audit Committee’s policy utilizes an annual review and general pre-approval of certain categories of specified services that may be provided by the independent accountant, up to pre-determined fee levels. Any proposed services not qualifying as a pre-approved specified service, and pre-approved services exceeding the pre-determined fee levels, require further specific pre-approval by the Audit Committee. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit and non-audit services proposed to be performed by the independent accountants. Since June 30, 2004, all services provided by our auditors require pre-approval by the Audit Committee. The policy has not been waived in any instance.

All Other Fees

The amounts set forth opposite “All Other Fees” above reflect the aggregate fees billed for Fiscal 2025 and Fiscal 2024 for professional services rendered for the Information Technology (“IT”) audit. This is to ensure rigorous IT controls are in place for maintaining an appropriate internal controls over financial reporting.

Auditor Independence

Our Audit Committee and our full Board of Directors considered that the work done for us in Fiscal 2025 and Fiscal 2024 respectively, by Forvis Mazars was compatible with maintaining Forvis Mazars independence.

Required Vote and Recommendation

Ratification of the selection of Forvis Mazars LLP as the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2026 requires the affirmative vote of a majority of the shares present, either in person or represented by proxy, and entitled to vote on this Proposal No. 4 at the Annual Meeting. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of this Proposal No. 4.  Accordingly, an abstention will have the effect of a vote against this Proposal No. 4. A broker or other nominee will generally have discretionary authority to vote on this Proposal No. 4 because it is considered a routine matter, and therefore we do not expect broker non-votes with respect to this Proposal No. 4. However, any broker non-votes received will have no effect on the outcome of this Proposal No. 4.

Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of Forvis Mazars as the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2026.

Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our Company and our shareholders.

The Board recommends that shareholders vote “FOR” the ratification of the selection of Forvis Mazars LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2026.

CORPORATE GOVERNANCE

Corporate Governance Program

Our Board has established a written Corporate Governance Program to address significant corporate governance issues that may arise. It sets forth the responsibilities and qualification standards of the members of the Board and is intended as a governance framework within which the Board, assisted by its committees, directs our affairs.

Policy Against Hedging Stock

Our policy prohibits our directors, officers, and other employees, and their designees, from engaging in short sales or from hedging transactions of any nature that are designed to hedge or offset a decrease in market value of such person’s ownership of the Company’s equity securities.

Code of Ethics

The Company has adopted a written code of business conduct and ethics applicable to all directors, officers, management and employees.  A copy of the Company's code of business conduct and ethics may be obtained, without charge, upon written request to the Secretary of the Company at Block 1008 Toa Payoh North #03-09 Singapore 318996. The Code of Ethics is available on the Company’s website at: https://www.triotech.com/about-us/.

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers, employees, and consultants and contractors to the Company, designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards. A form of the Insider Trading Policy is available on the Company’s website at: https://www.triotech.com/about-us/.

Board Leadership Structure

Our Board has discretion to determine whether to separate or combine the roles of Chairman of the Board and Chief Executive Officer. Our Chairman and Chief Executive Officer, Mr. Yong, has served in executive roles and as a Director of the Company since 1990, and was elected Chairman of the Board in September 2023. Our Board believes that his combined role is advantageous to the Company and its shareholders. A number of factors support the leadership structure chosen by the Board, including, without limitation, Mr. Yong’s possession of in-depth knowledge of the Company, as well as the issues, opportunities and risks facing us, our business and our industry and is best positioned to fulfill the combined role to more effectively execute the Company’s strategic initiatives and business plans, as well as develop meeting agendas that focus the Board’s time and attention on critical matters and to facilitate constructive dialogue among Board members on strategic issues.

In addition to Mr. Yong’s leadership, the Board maintains effective independent oversight through a number of governance practices, including, open and direct communication with management, input on meeting agendas, and regular executive sessions.

Risk Management

The Chief Executive Officer, Chief Financial Officer, and senior management are primarily responsible for identifying and managing the risks facing the Company, and the Board oversees these efforts. The Chief Executive Officer and Chief Financial Officer report to the Board regarding any risks identified and steps the Company is taking to manage those risks. In addition, the Audit Committee identifies, monitors and analyzes the priority of financial risks, and reports to the Board regarding its financial risk assessments.

Certain Relationships and Related Transactions

The Board’s Audit Committee is responsible for review, approval, or ratification of “related-person transactions” between the Company or its subsidiaries and related persons. Under SEC rules, a related person is a director, officer, nominee for director, or 5% shareholder of the Company and their immediate family members. The Company's code of business conduct and ethics provides guidance to the Audit Committee for addressing actual or potential conflicts of interests that may arise from transactions and relationships between the Company and its executive officers or directors.  Potential conflicts relating to other personnel must be addressed by the Chief Executive Officer or the Chief Financial Officer. There were no related party transactions during Fiscal 2025 for which disclosure would be required under SEC rules.

BOARD MEETINGS AND COMMITTEES

The Board held 16 regularly scheduled and special meetings during Fiscal 2025. All of the directors attended (in person or by telephone) at least 75% of the meetings of the Board and any committees of the Board on which they served during the last full fiscal year. Directors are expected to use their best efforts to be present at the Annual Meeting of Shareholders. All of our directors attended the Annual Meeting of Shareholders held on December 10, 2024.

The Board has a standing Nominating and Corporate Governance Committee, which currently consists of two independent directors: Richard M. Horowitz, and Jason T. Adelman. Mr. Horowitz currently serves as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has oversight responsibility for determining the size, composition and structure of the Board and its committees, the nomination of directors, reviewing related party transactions and other matters involving actual or potential conflicts of interest, reviewing corporate social responsibility and related environmental, social and governance matters, among other related responsibilities. The Nominating and Corporate Governance Committee met once during Fiscal 2025. The Nominating and Corporate Governance Committee has a written charter, available on the Company’s website at https://www.triotech.com/about-us/.

The Board has also adopted a resolution addressing the nomination process and related matters and it states, among other things, that the Board believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board's ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company's affairs that its directors have accumulated during their tenure. The resolution further states that the Board will evaluate the performance of its Board members on an annual basis in connection with the nomination process. The Board may solicit recommendations for nominees from persons that the Board believes are likely to be familiar with qualified candidates, including without limitation members of the Board and management of the Company. The Board may also determine to engage a professional search firm to assist in identifying qualified candidates if the need arises. The Board has not adopted specific minimum qualifications for a position on the Company’s Board or any specific skills or qualities that the Board believes are necessary for one or more of its members to possess. However, the Board will consider various factors including without limitation the candidate’s qualifications, the extent to which the membership of the candidate on the Board will promote diversity among the directors, and such other factors as the Board may deem to be relevant at the time and under the then existing facts and circumstances. The Company does not have a formal policy with regard to the consideration of diversity in identifying nominees for director. The Board seeks to nominate directors with a variety of skills and experience so that the Board will have the necessary expertise to oversee the Company’s business. The Company did not receive any recommendations as to nominees for election of directors for the Annual Meeting.

The Board will consider candidates proposed by shareholders of the Company and will evaluate all such candidates upon criteria similar to the criteria used by the Board to evaluate other candidates. Shareholders desiring to propose a nominee for election to the Board must do so in writing sufficiently in advance of an annual meeting so that the Board has the opportunity to make an appropriate evaluation of such candidate and his or her qualifications and skills and to obtain information necessary for preparing all of the disclosures required to be included in the Company’s proxy statement for the related meeting should such proposed candidate be nominated for election by shareholders. Shareholder candidate proposals should be sent to the attention of the Secretary of the Company at Block 1008 Toa Payoh North #03-09 Singapore 318996.

The Board has a standing Compensation Committee, which currently consists of two independent directors: Richard M. Horowitz and Jason T. Adelman. Mr. Adelman currently serves as the Chairman of the Compensation Committee. The Compensation Committee determines salary and bonus arrangements. The Compensation Committee met four times during Fiscal 2025. The Compensation Committee has a written charter, available on the Company’s website at https://www.triotech.com/about-us/. For Fiscal 2025, the Compensation Committee did not retain a third-party consultant to review the Company’s current policies and procedures with respect to executive compensation.

The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, the members of which consist of Jason T. Adelman and Richard M. Horowitz. Mr. Horowitz currently serves as the Chairman of the Audit Committee. The Board has determined that the Audit Committee has at least one financial expert, Richard M. Horowitz. The Board has affirmatively determined that Richard M. Horowitz does not have a material relationship with the Company that would interfere with the exercise of independent judgment and is “independent” as independence is defined in Section 803 of the rules of the NYSE American. Pursuant to its written charter, which charter was adopted by the Board, and is available at https://www.triotech.com/about-us/, the Audit Committee is charged with, among other responsibilities, selecting our independent public accountants, reviewing our annual audit and meeting with our independent public accountants to review planned audit procedures. The Audit Committee also reviews with the independent public accountants and management the results of the audit, including any recommendations of the independent public accountants for improvements in accounting procedures and internal controls. The Audit Committee held seven meetings during Fiscal 2025. Each of the members of the Audit Committee satisfies the independence standards specified in Section 803 of the rules of the NYSE American and Rule 10A-3 under the Exchange Act.

REPORT OF THE AUDIT COMMITTEE

During the fiscal year ended June 30, 2025, the Audit Committee fulfilled its duties and responsibilities as outlined in its charter. The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements and related footnotes for the fiscal year ended June 30, 2025, and the independent auditor’s report on those financial statements, with the Company’s management and Forvis Mazars LLP, the Company’s independent auditor. Management presented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has discussed with Forvis Mazars LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee’s review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s financial statements, including the disclosures relating to critical accounting policies.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. The Audit Committee has evaluated Forvis Mazars LLP’s qualifications, performance, and independence, including that of the lead audit partner. As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. The Audit Committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its delegate. The Company’s pre-approval policy is more fully described in this Proxy Statement under the heading “Independent Registered Public Accounting Firm.” The Audit Committee has concluded that provision of the non-audit services described in that section is compatible with maintaining the independence of Forvis Mazars LLP. In addition, the Audit Committee has received the written disclosure and the letter from Forvis Mazars LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Forvis Mazars LLP’s communications with the Audit Committee concerning independence and has discussed with Forvis Mazars LLP its independence.

Based on the above-described review, written disclosures, letter and discussions, the Audit Committee recommended to the Board of the Company that the audited financial statements for the fiscal year ended June 30, 2025 be included in the Company’s Annual Report on Form 10-K.

Dated October 28, 2025

THE AUDIT COMMITTEE

Richard M. Horowitz, Chairman

Jason T. Adelman

DIRECTOR COMPENSATION

Our directors play a critical role in guiding our strategic direction and overseeing our management. In order to compensate them for their substantial time commitment, we provide a mix of cash and equity-based compensation. We do not provide pension or retirement plans for non-employee directors. S.W. Yong, Chairman of the Board, does not receive separate cash compensation for Board service as he is an employee director.

During Fiscal 2025, Richard M. Horowitz, and Jason T. Adelman, as non‑employee directors, received quarterly fees in an amount equal to $12,000 for each quarter and for service on the various committees of which they are a member. The directors were also reimbursed for out-of-pocket expenses incurred in attending meetings. Victor H.M. Ting, as a non‑employee director, received quarterly fees in an amount equal to $9,000 for each quarter.

Each of our directors is entitled to participate in our Amended and Restated 2017 Directors Equity Incentive Plan (the “2017 Directors Plan”). Mr. Yong, as an employee of the Company, is entitled to participate in our 2017 Employee Stock Option Plan (the “2017 Employee Plan”) and the 2017 Directors Plan. On March 26, 2025, pursuant to the 2017 Directors Plan, Messrs. Horowitz and Adelman each were granted an option to purchase 35,000 shares of Common Stock at an exercise price of $6.22 per share, and Mr. Ting was granted an option to purchase 30,000 shares of Common Stock at an exercise price of $6.22 per share. Each such option vested immediately upon grant and will terminate five years from the date of grant unless terminated pursuant to the 2017 Directors Plan. The exercise price under the options was set at 100% of fair market value (as defined in the 2017 Directors Plan) of the Company’s Common Stock on the date of grant of each such option. Information regarding the option grant to Mr. Yong is described under the section titled EXECUTIVE COMPENSATION below.

As of June 30, 2025, there were 260,000 shares available for grant under the 2017 Directors Plan and 108,500 shares available for grant under the 2017 Employee Plan.

The Compensation Committee reviewed the average directors’ fees for comparable public companies. The Compensation Committee believes that the director fees paid to its directors were and are substantially less than the fees paid to directors of comparable public companies. Directors’ compensation may be increased based on the profitability of the Company.

The following table contains information on compensation for our non-employee members of our Board for Fiscal 2025.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)

Richard M. Horowitz (2)	48,000	71,400	119,400
Victor H.M. Ting (3)	36,000	61,200	97,200
Jason T. Adelman (4)	48,000	71,400	119,400

(1)

The option awards are based on the fair value of stock options on the grant date computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC Topic 718”).

(2)	The total number of shares underlying option awards outstanding held by Mr. Horowitz as of June 30, 2025 were 130,000 .

(3)	The total number of shares underlying option awards outstanding held by Mr. Ting as of June 30, 2025 were 91,000 .

(4)	The total number of shares underlying option awards outstanding held by Mr. Adelman as of June 30, 2025 were 130,000 .

EXECUTIVE OFFICERS

The following persons were our only executive officers as of October 21, 2025:

S. W. Yong – Mr. Yong, age 72, is the Company’s Chairman and Chief Executive Officer. Biographical information regarding Mr. Yong is set forth under the section entitled “Election of Directors.”

Anitha Srinivasan – Ms. Srinivasan, age 46, was appointed as the Company’s Chief Financial Officer effective July 1, 2022. Ms. Srinivasan, a Chartered Accountant and a Certified Internal Auditor, has over twenty years of diversified experience in areas of audit, finance and corporate consulting. Ms. Srinivasan has been a consultant to the Company for more than the past five years and served as the Internal Audit Team Leader of the Company. She had been employed by the Company from 2006 to 2012. She holds a Bachelor’s Degree in Commerce from the University of Madras, India. She is a member of The Institute of Singapore Chartered Accountants, The Institute of Chartered Accountants of India and The Institute of Internal Auditors.

Hwee Poh Lim – Mr. Lim, age 66, is the Company’s Senior Corporate Vice President and Chief Operating Officer (Testing Group). Mr. Lim joined the Company in 1982 and became the Quality Assurance Manager in 1985. He was promoted to the position of Operations Manager in 1988. In 1990 he was promoted to Business Manager and was responsible for the Malaysian operations in Penang and Kuala Lumpur. Mr. Lim became the General Manager of the Company’s Malaysia subsidiary in 1991. In February 1993, all test facilities in Southeast Asia came under Mr. Lim’s responsibility. He holds diplomas in Electronics & Communications and Industrial Management and a Master’s Degree in Business Administration. He was appointed Corporate Vice‑President‑Testing in July 1998. He was promoted to Senior Corporate Vice President and Chief Operating Officer (Testing Group) in January 2023.

EQUITY COMPENSATION PLAN INFORMATION

On September 14, 2017, the Board unanimously adopted the 2017 Employee Plan and the 2017 Directors Plan, each of which was approved by the shareholders on December 4, 2017. The purpose of these two plans is also to enable the Company to attract and retain top-quality employees, officers, directors and consultants and to provide them with an incentive to enhance shareholder return as well as contributing to the Company’s long-term growth and profitability objectives.

The following table provides information as of June 30, 2025 with respect to the following compensation plans of the Company under which equity securities of the Company are authorized for issuance:

EQUITY COMPENSATION PLAN INFORMATION

	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in
Plan Category	(a)	(b)	column (a))
Equity compensation plans approved by shareholders:
2017 Employee Plan	348,250	$5.55	108,050
2017 Directors Plan	471,000	$5.80	260,000
Total	819,250		368,050

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee

The Compensation Committee reviews and approves corporate goals and objectives relating to the compensation of the Chief Executive Officer; reviews goals and objectives of other executive officers; establishes the performance criteria (including both long-term and short-term goals) to be considered in light of those goals and objectives; evaluates the performance of the executives; determines and approves the compensation level for the Chief Executive Officer; and reviews and approves compensation levels of other key executive officers.

Compensation Objectives

The Company operates in a highly competitive and rapidly changing industry. The key objectives of the Company’s executive compensation programs are to:

●	attract, motivate and retain executives who drive the Company’s success and industry leadership;

●	provide each executive, from Vice-President to Chief Executive Officer, with a base salary based on the market value of that role, and the individual’s demonstrated ability to perform that role;

●

motivate executives to create sustained shareholder value by ensuring all executives have an “at risk” component of total compensation that reflects their ability to influence business outcomes and financial performance.

What Our Compensation Program is Designed to Reward

Our compensation program is designed to reward each individual executive officer’s contribution to the advancement of the Company’s overall performance and execution of our goals, ideas and objectives. It is designed to reward and encourage exceptional performance at the individual level in the areas of organization, creativity and responsibility while supporting the Company’s core values and ambitions. This in turn aligns the interest of our executive officers with the interests of our shareholders, and thus with the interests of the Company.

Determining Executive Compensation

The Compensation Committee reviews and approves the compensation program for executive officers annually after the closing of each fiscal year. Reviewing the compensation program at such time allows the Compensation Committee to consider the overall performance of the past fiscal year and the financial and operating plans for the upcoming fiscal year in determining the compensation program for the upcoming fiscal year.

The Compensation Committee also annually reviews market compensation levels with comparable jobs in the industry to determine whether the total compensation for our officers remains in the targeted median pay range. This assessment includes evaluation of base salary, annual incentive opportunities, and long-term incentives for the key executive officers of the Company. The Company did not hire any compensation consultants in connection with setting executive compensation for Fiscal 2025.

The Compensation Committee’s compensation decisions are based on the Company’s operational performance, the performance and contribution of each individual officer, and the compensation budget and objectives of the Company. The Compensation Committee also considers other factors, such as the experience and potential of the officer and the market compensation level for a similar position.

Role of Executive Officers in Determining Executive Compensation

The Compensation Committee determines compensation for the Chief Executive Officer, which is based on different factors, such as level of responsibility and contributions to the performance of the Company. The Chief Executive Officer recommends the compensation for the Company's executive officers (other than the compensation of the Chief Executive Officer) to the Compensation Committee. The Compensation Committee reviews the recommendations made by the Chief Executive Officer and determines the compensation of the Chief Executive Officer and the other executive officers. The Chief Executive Officer is not present during voting on, or deliberations concerning, his compensation.

Components of Executive Compensation

The Company’s compensation program has three major components: (1) base annual salary; (2) potential annual cash incentive awards that are based primarily on financial performance of the Company or its relevant business operating units; and (3) long-term incentive compensation in the form of stock options.

Base Salary

Base salaries are provided as compensation for day-to-day responsibilities and services to the Company and to meet the objective of attracting and retaining the talent needed to run the business.

Base salary for our executive officers was determined utilizing various factors.

One factor that was taken into account in determining base salary for our executive officers was the compensation policies of other companies comparable in size to and within substantially the same industry as the Company. Keeping our executive officers’ salaries in line with the market ensures the Company’s competitiveness in the marketplace in which the Company competes for talent.

Another factor taken into account in determining base salary for our executive officers was salaries paid by us to our executive officers during the immediately preceding year and increases in the cost of living.

The salary for each of our Named Executive Officers for the year ended June 30, 2025 and the percentage increase in their salary from the prior fiscal year’s salary were as follows:

Executives (1)	Base Salary	Percent Increased (2)
S. W. Yong, Chairman and Chief Executive Officer	$279,952	1.38%
Anitha Srinivasan, Chief Financial Officer	$119,255	6.71%
Hwee Poh Lim, Senior Corporate Vice President and Chief Operating Officer (Testing Group)	$131,090	6.45%

(1)	Singapore executive officers’ base salaries are credited with a compulsory contribution ranging from 2.1% to 11.4% of base salary as required under Singapore’s provident pension fund.

(2)

Percent increase is based on the increase in base salary in the currency of Singapore. The appreciation of Singapore dollars against U.S. dollars is excluded in the calculation. The base cash compensation for the above-named officers of the Company, each of whom resides in Singapore, in Fiscal 2025, was denominated in the currency of Singapore. The exchange rate therefore was established as of June 30, 2025 and was computed to be 1.3288 Singapore dollars to each U.S. dollar.

Bonuses

The Compensation Committee approves the bonus formula for Company's executive officers annually, as intended to satisfy the requirements of Section 162(m) of the Code.

The bonus for each of our Named Executive Officers paid in the year ended June 30, 2025 for prior year efforts was as follows:

Executives(1)	Bonus
S. W. Yong, Chairman and Chief Executive Officer	$108,967
Anitha Srinivasan, Chief Financial Officer	$31,465
Hwee Poh Lim, Senior Corporate Vice President and Chief Operating Officer (Testing Group)	$39,466

Option Grants

Stock options are intended to align the interests of key executives and shareholders by placing a portion of the key executives’ compensation at risk, tied to long-term shareholder value creation. Stock options are granted at 100% of the “fair market value” (as defined under the applicable plan) of the Company’s Common Stock on the date of grant. The Compensation Committee believes that stock options are flexible and relatively inexpensive to implement when compared with cash bonuses. It also has no negative impact on the Company’s cash flow. The Compensation Committee believes that long-term incentives in the form of stock options can better encourage the executive officers to improve operations and increase profits for the Company through participation in the growth in value of the Company’s Common Stock.

The Compensation Committee views any option grant portion of our executive officer compensation packages as a special form of long-term incentive compensation to be awarded on a limited and non-regular basis, with the exception of the Chief Executive Officer and Chief Financial Officer. The objective of these awards is to ensure that the interests of our executives are closely aligned with those of our shareholders. These awards provide rewards to our executive officers based upon the creation of incremental shareholder value and the attainment of long-term financial goals. Stock options produce value to our executive officers only if the price of our stock appreciates, thereby directly linking the interests of our executive officers with those of our shareholders.

Awards of stock options are determined based on the Compensation Committee’s subjective determination of the amount of awards necessary, as a supplement to an executive officer’s base salary, to retain and motivate the executive officer.

In Fiscal 2025, we granted the following stock options to the following Named Executive Officers pursuant to the 2017 Employee Plan as indicated below.

Executives	2017 Employee Plan
S. W. Yong, Chairman and Chief Executive Officer	40,000
Anitha Srinivasan, Chief Financial Officer	10,000
Hwee Poh Lim, Senior Corporate Vice President and Chief Operating Officer (Testing Group)	10,000

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Non-Public Information

Option grants to employees, executive officers and non-employee directors are made by the Compensation Committee under the 2017 Employee Plan and the 2017 Directors Plan from time to time, as determined by the Compensation Committee. We have a policy governing the timing of equity-based compensation awards to ensure integrity and compliance. We do not grant equity awards in anticipation of, or as a response to, the release of material nonpublic information that could affect the price of our Common Stock, nor do we adjust the timing of such information releases based on award grant dates. Equity awards are generally granted during open trading windows in accordance with our insider trading policy. Any equity awards made to executive officers or directors in connection with new hires, promotions, or other non-routine events are timed to coincide with the event giving rise to the grant, such as the commencement of employment or the effective date of a promotion.

During the year ended June 30, 2025, there were no equity grants made to our executive officers during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.

Delinquent Section 16(A) Reports

Pursuant to Rule 16a-2 of the Exchange Act, our directors, executive officers and beneficial owners of 10% or more of our common stock are currently required to file statements of beneficial ownership with respect to their ownership of our equity securities under Sections 13 or 16 of the Exchange Act. Based on a review of written representations from our executive officers and directors and a review of Forms 4 and 5 furnished to us, we believe that during Fiscal 2025 the directors, executive officers and owners of more than 10% of our common stock filed, on a timely basis, all reports required by Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

The following table sets forth information regarding the compensation awarded to or earned by our Named Executive Officers during the years ended June 30, 2025 and 2024, consisting of our principal executive officer, and the two most highly compensated executive officers other than our principal executive officer.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Option Awards ($) (2)		All Other Compensation ($)		Total ($)
S. W. Yong (3)	2025	279,952	108,967	106,000	(4)	25,114	(6)	520,033
Chairman and Chief Executive Officer	2024	276,128	137,946	98,800	(5)	22,834	(6)	535,708

Anitha Srinivasan	2025	119,255	31,465	28,500	(7)	18,153	(9)	197,373
Chief Financial Officer	2024	111,752	36,675	38,980	(8)	13,477	(9)	200,884

Hwee Poh Lim	2025	131,090	39,466	28,500	(10)	20,372	(12)	219,428
Senior Corporate Vice President and Chief Operating Officer (Testing Group)	2024	123,144	45,557	54,675	(11)	18,970	(12)	242,346

(1)	The amounts reported in this column represent annual cash bonus awards paid in each year under our annual cash incentive program for the financial performance of the Company in prior fiscal year.

(2)	The option awards are based on the fair value of stock options on the grant date computed in accordance with ASC Topic 718.

(3)	Mr. Yong did not receive any fees for services rendered as a director of the Company and Chairman of the Board.

(4)

A stock option covering 40,000 shares of Common Stock was granted to Mr. Yong pursuant to the 2017 Employee Plan on March 26, 2025. The option has a five-year term and vests over the period as follows: 25% vesting on the grant date and the remaining balance vesting in equal installments on the next three succeeding anniversaries of the grant date.

(5)

A stock option covering 40,000 shares of Common Stock was granted to Mr. Yong pursuant to the 2017 Employee Plan on January 16, 2024. The option has a five-year term and vests over the period as follows: 25% vesting on the grant date and the remaining balance vesting in equal installments on the next three succeeding anniversaries of the grant date.

(6)

The amount shown in the other compensation column for Mr. Yong for Fiscal 2025 includes central provident fund contributions of $5,960, car benefits of $13,939 and director fees of $5,215 for his service as a director of Trio-Tech Malaysia, which is 55% owned by the Company.

The amount shown in the other compensation column for Mr. Yong for Fiscal 2024 includes central provident fund contributions of $5,947, car benefits of $11,980 and director fees of $4,907 for his service as a director of Trio-Tech Malaysia and Trio-Tech Kuala Lumpur, which are 55% owned by the Company.

Singapore officers are credited with a compulsory contribution to their central provident fund at a certain percentage of their base salaries and bonuses in accordance with Singapore law. The compulsory contribution with respect to Mr. Yong was 2.1% and 2.2% for Fiscal 2025 and 2024, respectively.

(7)

A stock option covering 10,000 shares of Common Stock was granted to Ms. Srinivasan pursuant to the 2017 Employee Plan on July 8, 2024. The option has a five-year term and vests over the period as follows: 25% vesting on the grant date and the remaining balance vesting in equal installments on the next three succeeding anniversaries of the grant date.

(8)

A stock option covering 6,000 shares of Common Stock was granted to Ms. Srinivasan pursuant to the 2017 Employee Plan on July 5, 2023. The option has a five-year term and vests over the period as follows: 25% vesting on the grant date and the remaining balance vesting in equal installments on the next three succeeding anniversaries of the grant date.

A stock option covering 10,000 shares of Common Stock was granted to Ms. Srinivasan pursuant to the 2017 Employee Plan on January 16, 2024. The option has a five-year term and vests over the period as follows: 25% vesting on the grant date and the remaining balance vesting in equal installments on the next three succeeding anniversaries of the grant date.

(9)

The amount shown in the other compensation column for Ms. Srinivasan for Fiscal 2025 includes central provident fund contributions of $13,638 and car benefits $4,515.

The amount shown in the other compensation column for Ms. Srinivasan for Fiscal 2024 includes central provident fund contributions of $13,477.

Singapore officers are credited with a compulsory contribution to their central provident fund at a certain percentage of their base salaries and bonuses in accordance with Singapore law. The compulsory contribution with respect to Ms. Srinivasan was 11.4% and 12.1% for Fiscal 2025 and 2024, respectively.

(10)

In Fiscal 2025, a stock option covering 10,000 shares of Common Stock was granted to Mr. Lim pursuant to the 2017 Employee Plan on July 8, 2024. The option has a five-year term and vests over the period as follows: 25% vesting on the grant date and the remaining balance vesting in equal installments on the next three succeeding anniversaries of the grant date.

(11)

In Fiscal 2024, a stock option covering 10,000 shares of Common Stock was granted to Mr. Lim pursuant to the 2017 Employee Plan on July 5, 2023. The option has a five-year term and vests over the period as follows: 25% vesting on the grant date and the remaining balance vesting in equal installments on the next three succeeding anniversaries of the grant date.

In Fiscal 2024, a stock option covering 12,500 shares of Common Stock was granted to Mr. Lim pursuant to the 2017 Employee Plan on January 16, 2024. The option has a five-year term and vests over the period as follows: 25% vesting on the grant date and the remaining balance vesting in equal installments on the next three succeeding anniversaries of the grant date.

(12)

The amount shown in the other compensation column for Mr. Lim for Fiscal 2025 includes central provident fund contributions of $7,152, car benefits $10,896 and director fees of $2,324 for his service as a director of Trio-Tech Malaysia.

The amount shown in the other compensation column for Mr. Lim for Fiscal 2024 includes central provident fund contributions of $8,622, car benefits $8,161 and director fees of $2,187 for his service as a director of Trio-Tech Malaysia and Trio-Tech Kuala Lumpur.

Singapore officers are credited with a compulsory contribution to their central provident fund at a certain percentage of their base salaries and bonuses in accordance with Singapore law. The compulsory contribution with respect to Mr. Lim was 5.5% and 7.0% for Fiscal 2025 and 2024, respectively.

Narrative Disclosure to Summary Compensation Table

Base Salary. Base salary for Fiscal 2025 for Mr. Yong, Ms. Srinivasan and Mr. Lim were $279,952, $119,255, and $131,090 respectively.

Bonuses. Bonuses paid in Fiscal 2025 for prior year efforts for Mr. Yong, Ms. Srinivasan and Mr. Lim were $108,967, $31,465 and $39,466, respectively.

Option Awards. Stock options are granted at 100% of the fair market value of the Company’s Common Stock on the date of grant. Awards of stock options are determined based on the Compensation Committee’s subjective determination of amount of awards necessary, as a supplement to an executive officer’s base salary, to retain and motivate the executive officer.

In Fiscal 2025, stock options covering 20,000 shares and 40,000 shares were granted on July 8, 2024 and March 26, 2025, respectively, pursuant to the 2017 Employee Plan, which stock options vest over the period as follows: 25% vesting on the grant date and the remaining balance vesting in equal installments on the next three succeeding anniversaries of the grant date.

In Fiscal 2024, stock options covering 16,000 and 62,500 shares were granted on July 5, 2023 and January 16, 2024, respectively, pursuant to the 2017 Employee Plan, which stock options vest over the period as follows: 25% vesting on the grant date and the remaining balance vesting in equal installments on the next three succeeding anniversaries of the grant date.

All Other Compensation. All other compensation includes central provident fund contributions at a certain percentage of the base salaries in accordance with Singapore law, car benefits and director fees for service as a director for certain subsidiaries of the Company.

The Company does not generally provide its executive officers with payments or other benefits at, following, or in connection with retirement. The Company does not have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for its executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning shares of our Common Stock covered by exercisable and unexercisable options held by the Named Executive Officers as of June 30, 2025.

Outstanding Equity Awards At June 30, 2025

	Option Awards
	Number of Securities Underlying Unexercised Options		Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration
Name	(#) Exercisable		(#) Unexercisable	($)	Date
S. W. Yong	40,000	(1)	-	$5.27	February 18, 2026
	25,000	(2)	-	$7.76	March 23, 2027
	22,500	(3)	7,500	$4.51	March 20, 2028
	20,000	(4)	20,000	$5.01	January 15, 2029
	10,000	(5)	30,000	$6.22	March 25, 2030

Anitha Srinivasan	1,125	(6)	375	$5.18	July 17, 2027
	3,000	(7)	3,000	$4.88	July 4, 2028
	5,000	(4)	5,000	$5.01	January 15, 2029
	2,500	(8)	7,500	$6.17	July 7, 2029

Hwee Poh Lim	1,500	(2)	-	$7.76	March 23, 2027
	3,000	(6)	1,000	$5.18	July 17, 2027
	5,000	(7)	5,000	$4.88	July 4, 2028
	6,250	(4)	6,250	$5.01	January 15, 2029
	2,500	(8)	7,500	$6.17	July 7, 2029

(1)

Stock option granted on February 19, 2021 pursuant to the 2017 Employee Plan, that will fully vest on February 18, 2024 (one-fourth of the grant vested or will vest every year beginning on February 19, 2021).

(2)	Stock option granted on March 24, 2022 pursuant to the 2017 Employee Plan, that will fully vest on March 23, 2025 (one-fourth of the grant vested or will vest every year beginning on March 24, 2022).

(3)	Stock option granted on March 22, 2023 pursuant to the 2017 Employee Plan, that will fully vest on March 21, 2026 (one-fourth of the grant vested or will vest every year beginning on March 22, 2023).

(4)

Stock option granted on January 16, 2024 pursuant to the 2017 Employee Plan, that will fully vest on January 15, 2027 (one-fourth of the grant vested or will vest every year beginning on January 16, 2024).

(5)	Stock option granted on March 26, 2025 pursuant to the 2017 Employee Plan, that will fully vest on March 25, 2028 (one-fourth of the grant vested or will vest every year beginning on March 26, 2025).

(6)	Stock option granted on July 18, 2022 pursuant to the 2017 Employee Plan, that will fully vest on July 17, 2025 (one-fourth of the grant vested or will vest every year beginning on July 18, 2022).

(7)	Stock option granted on July 5, 2023 pursuant to the 2017 Employee Plan, will fully vest on July 4, 2026 (one-fourth of the grant vested or will vest every year beginning on July 5, 2023).

(8)	Stock option granted on July 8, 2024 pursuant to the 2017 Employee Plan, will fully vest on July 7, 2027 (one-fourth of the grant vested or will vest every year beginning on July 8, 2024).

PAY VERSUS PERFORMANCE

The following table presents certain information regarding compensation paid to the Company’s Principal Executive Officer (“PEO”) and other Named Executive Officers (“Other NEOs” or “Non-PEOs”), and certain measures of financial performance, for the years ended June 30, 2025, 2024 and 2023. The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K. The Compensation Committee believes that the 2025 compensation decisions for the PEO and Non-PEOs are reflective of the firm’s overall operating, strategic, financial and stock price performance and thus aligned with shareholders.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)	Average Summary Compensation Total for Non-PEO Named Executive Officers (2)	Average Compensation Actually paid to Non-PEO Named Executive Officers (2)	Value of Initial $100 Investment based on Total Shareholder Return (3)	Net (Loss) / Income ($)

2025	$520,033	$456,883	$208,400	$197,108	$104	$(41,000)
2024	$535,708	$609,083	$221,614	$239,392	$116	$1,050,000
2023	$542,787	$558,124	$156,534	$154,664	$92	$1,544,000

(1)

S. W. Yong served as the Company’s PEO during the fiscal years presented. The following amounts were added and deducted from the Summary Compensation Table (“SCT”) amount to determine the compensation actually paid to the PEO in accordance with SEC regulations:

Adjustments to Determine Compensation “Actually Paid”	Year Ended June 30, 2025	Year Ended June 30, 2024	Year Ended June 30, 2023
Deduction for Amount Reported under the “Option Awards” column in the SCT	$(106,000)	$(98,800)	$(71,100)
Increase for the Fair Value of Awards Granted during year that remain unvested as of year-end	55,200	98,700	56,025
Increase for the Fair Value of Awards Granted during year that remain vested as of year-end	18,400	32,900	18,675
Increase/deduction for Change in Fair Value from prior year-end to current year-end of Awards Granted prior to year-end that were outstanding and unvested as of year-end	(28,825)	26,800	8,250
Increase/deduction for Change in Fair Value from prior year-end to Vesting Date of Awards Granted prior to year-end that vested during year	(1,825)	13,775	3,487
Total Adjustments	$(63,150)	$73,375	$15,337

(2)

For the year ended June 30, 2025 and 2024, Anitha Srinivasan and Hwee Poh Lim were our Other NEOs. For the year ended June 30, 2023, Anitha Srinivasan, Hwee Poh Lim and Siew Kuan Soon were our Other NEOs.

The following amounts were added and deducted from the Summary Compensation Table (“SCT”) amount to determine the compensation actually paid to the Other NEOs in accordance with SEC regulations:

	Year Ended June 30, 2025	Year Ended June 30, 2024	Year Ended June 30, 2023
Deduction for Amount Reported under the “Option Awards” column in the SCT	$(28,500)	$(46,828)	$(6,400)
Increase for the Fair Value of Awards Granted during year that remain unvested as of year-end	16,125	47,739	4,331
Increase for the Fair Value of Awards Granted during year that remain vested as of year-end	5,375	15,913	1,444
Increase/deduction for Change in Fair Value from prior year-end to current year-end of Awards Granted prior to year-end that were outstanding and unvested as of year-end	(3,199)	725	(950)
Increase/deduction for Change in Fair Value from prior year-end to Vesting Date of Awards Granted prior to year-end that vested during year	(1,092)	229	(295
Total Adjustments	$(11,291)	$17,778	$(1,870)

(3)

Represents the cumulative shareholder return of a fixed investment of $100 made at the closing price of the Company’s Common Stock at June 30, 2022 for the measurement period beginning on such date and continuing through and including the end of the applicable fiscal year reflected in the table.

Analysis of the Information Presented in the Pay Versus Performance Table

The Company's compensation structure consists of three primary components: (1) the base annual salary; (2) potential annual cash incentives; and (3) long-term incentive compensation through stock options. The Company emphasizes a pay-for-performance approach, where annual cash incentives are linked to metrics closely tied to the growth and profitability of our business. The objective of potential annual cash incentives is to establish a balanced alignment between the interests of executives and shareholders, while the other components of compensation are designed to support the Company's long-term retention initiatives.

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

PEO

From Fiscal 2024 to Fiscal 2025, compensation actually paid to the PEO decreased by $152,200 or 25%. Over the same period, the Company’s Total Shareholder Return decreased by 10%. A key factor that drove the decrease in pay during this period was due to decrease in the fair value of the awards granted and also lower bonus pay-out compared to a year ago.

From Fiscal 2023 to Fiscal 2024, compensation actually paid to the PEO increased by $50,959 or 9.1%. Over the same period, the Company’s Total Shareholder Return increased by 26%. A key factor that drove the increase in pay during this period was the rise in the fair value of the awards granted.

Other NEOs

From 2024 to Fiscal 2025, compensation paid to the Other NEOs decreased by $42,284 or 18%. Over the same period, the Company’s Total Shareholder Return decreased by 10%. The decrease in pay during this period was primarily driven by lower fair value of awards granted and also lower bonus pay-out compared to a year ago.

From Fiscal 2023 to Fiscal 2024, compensation paid to the Other NEOs increased by $85,153 or 55.1%. Over the same period, the Company’s Total Shareholder Return increased by 26%. The increase in pay during this period was primarily driven by the higher fair value of awards granted and an increased bonus. In Fiscal 2023, the Chief Financial Officer was not entitled to performance-based cash bonus that is based on prior year's achievements since she joined the Company effective July 1, 2022.

Compensation Actually Paid and Net Income

Our Company has not historically looked to net income as a performance measure for our executive compensation program. In Fiscal 2025, our net income decreased 104%, or $1.09 million from Fiscal 2024, and the compensation actually paid for our PEO and Named Executive Officers decreased during this period, primarily due to lower fair value of the awards granted. In Fiscal 2024, our net income decreased 32.0%, or $494,000 from Fiscal 2023, and the compensation actually paid for our PEO and Named Executive Officers increased during this period, primarily due to the higher fair value of the awards granted.

Compensation Actually Paid and Cumulative Total Shareholder Return (“TSR”)

Historically, we have not used financial performance measures such as TSR to align with compensation actually paid to our PEO and Other NEOs. As described in more detail in the section EXECUTIVE COMPENSATION - Narrative Disclosure to Summary Compensation Table, part of the compensation paid to our PEO and Other NEOs are eligible to receive consists of annual performance-based cash bonuses and equity awards that are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth, as of September 30, 2025, certain information regarding the beneficial ownership of the Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of its Common Stock, (ii) each of the directors of the Company, (iii) each of the Named Executive Officers, and (iv) all executive officers and directors of the Company as a group. To the knowledge of the Company, unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to shares beneficially owned, subject to applicable community property and similar statutes.

Name	Amount of Shares Owned Beneficially (1)		Percent of Class (1)

Executive Officers and Directors:
S. W. Yong (2)	707,568		16.4%
Richard M. Horowitz (3)	525,364		12.2%
Victor H. M. Ting (4)	191,657		4.4%
Jason T. Adelman (5)	148,000		3.4%
Hwee Poh Lim(6)	112,483		2.6%
Anitha Srinivasan(7)	20,000		0.5%
All Executive Officers and Directors as a group (6 persons)	1,705,072	(8)	39.5%

5% Shareholders:
A.Charles Wilson(9)	555,500		12.5%
Zeff Capital, LP(10)	294,980		6.8%

(1)

The percent of class is based upon 4,312,805 shares outstanding as of September 30, 2025. The number of shares indicated and the percentage shown for each individual assumes the exercise of options that are presently exercisable or may become exercisable within 60 days from September 30, 2025 which are held by that individual or by all executive officers and directors as a group, as the case may be. The address for each of the directors and executive officers above is in care of the Company at Block 1008 Toa Payoh North Unit 03-09 Singapore.

(2)

Includes an aggregate of 117,500 shares of the Common Stock that may be acquired upon the exercise of options which are presently exercisable, or which may become exercisable within 60 days from September 30, 2025, at exercise prices from $4.51 to $7.76 per share.

(3)

Includes an aggregate of 130,000 shares of the Common Stock that may be acquired upon the exercise of options which are presently exercisable or which may become exercisable within 60 days from September 30, 2025, at exercise prices from $4.51 to $7.76 per share.

(4)

Includes an aggregate of 91,000 shares of the Common Stock that may be acquired upon the exercise of options which are presently exercisable or which may become exercisable within 60 days from September 30,2025, at exercise prices from $4.51 to $7.76 per share.

(5)

Includes an aggregate of 130,000 shares of the Common Stock that may be acquired upon the exercise of options which are presently exercisable or which may become exercisable within 60 days from September 30, 2025, at exercise prices from $4.51 to $7.76 per share.

(6)

Includes an aggregate of 26,750 shares of the Common Stock that may be acquired upon the exercise of options which are presently exercisable or which may become exercisable within 60 days from September 30, 2025, at an exercise price of $4.88 to $7.76 per share.

(7)

Includes an aggregate of 18,500 shares of the Common Stock that may be acquired upon the exercise of options which are presently exercisable or which may become exercisable within 60 days from September 30, 2025, at an exercise price of $4.88 to $6.17 per share.

(8)

Includes an aggregate of 513,750 shares of the Common Stock that may be acquired upon the exercise of options which are presently exercisable or which may become exercisable within 60 days from September 30, 2025, at exercise prices from $4.51 to $7.76 per share.

(9)

Based on a Form 4 filed by Mr. Wilson on March 14, 2024, includes an aggregate of 120,000 shares of the Common Stock that may be acquired upon the exercise of options which are presently exercisable or whichC may become exercisable within 60 days from September 30, 2025 at exercise prices from $4.51 to $7.76 per share.

(10)

Based on Amendment No. 1 to the Schedule 13G filed by Zeff Capital, LP on January 8, 2025.   The Schedule 13G/A indicates that Zeff Capital, LP shares voting power with respect to the reported shares with Zeff Holding Company, LLC and Daniel Zeff.  The address of Zeff Capital, LP, Zeff Holding Company, LLC and Daniel Zeff is 405 Lexington Ave, 9th floor, New York, NY10174. As Manager of Zeff Holding Company, LLC, the General Partner of Zeff Capital, LP, Daniel Zeff may be determined to have beneficial ownership over the shares reported herein.

The Company does not know of any arrangements that may at a subsequent date result in a change of control of the Company.

ADDITIONAL MEETING INFORMATION

Shareholder Proposals

Shareholders who wish to present proposals at the Annual Meeting to be held following the end of the fiscal year ended June 30, 2026 should submit their proposals in writing to the Secretary of the Company at the Company’s principal executive offices located at Block 1008 Toa Payoh North, Unit 03-09 Singapore 318996. Rule 14a-8 requires that we receive such proposals not less than 120 days prior to the one-year anniversary of the date of this Proxy Statement for inclusion in next year’s proxy statement and proxy card. If a shareholder intends to present a proposal at the next annual meeting of shareholders but does not seek inclusion of that proposal in the proxy statement for that meeting, the holders of proxies for that meeting will be entitled to exercise their discretionary authority on that proposal if the Company does not have notice of the proposal not more than 90 days nor less than 60 days before the 2026 annual meeting of shareholders.

Householding Of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are shareholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials, please notify your broker or direct a written request to the Company. This request should be directed to the Corporate Secretary, Trio‑Tech International, Block 1008 Toa Payoh North #03-09 Singapore 318996 or at (65) 6354-9813 or at corpsec@triotech.com.sg. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of its proxy materials to a shareholder at a shared address to which a single copy of these documents was delivered. Shareholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

Proxy Solicitation

The cost of soliciting the enclosed form of Proxy will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Directors, officers and regular employees of the Company may, for no additional compensation, also solicit proxies personally or by telephone, electronic transmission, telegram or special letter.

Annual Report

The Company’s Annual Report is being made electronically available with this Proxy Statement to shareholders entitled to notice of the meeting. The Annual Report includes the consolidated financial statements, unaudited selected consolidated financial data and management’s discussion and analysis of financial condition and results of operations.

Upon the written request of any shareholder, the Company will provide, without charge, a copy of the Company’s Annual Report. This request should be directed to the Corporate Secretary, Trio‑Tech International, Block 1008 Toa Payoh North #03-09 Singapore 318996.

OTHER MATTERS

The shareholders and any other interested parties or persons who would like to communicate with the Board can access the website www.triotech.com and fill in the contact form for any enquiries or information. The form will be sent directly to the Secretary and the communications for specified individual directors of the Board will be given to them personally by the Secretary. In addition, the contact number is listed on the website and the messages will be passed to the Board accordingly.

At this time, the Board knows of no other business that will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as Proxy holders will vote on them in accordance with their best judgment.

By Order of the Board of Directors S.W. Yong Chairman and Chief Executive Officer

Your **Vote** Counts!

TRIO-TECH INTERNATIONAL

2025 Annual Meeting
Vote by December 9, 2025
11:59 PM ET

TRIO-TECH INTERNATIONAL
16139 WYANDOTTE ST.
VAN NUYS, CA 91406
ATTN: STEPHANIE YONG

V80286-P37493

You invested in TRIO-TECH INTERNATIONAL and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on December 10, 2025.**

Get informed before you vote

View the Notice & Proxy Statement and Annual Report on Form 10K online OR you can receive a free paper or email copy of the material(s) by requesting prior to November 26, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

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Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

December 10, 2025
10:00 AM PST

Company's corporate offices
16139 Wyandotte Street
Van Nuys, California 91406

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of the following Director Nominees, each to serve for a term of one year: **Nominees:** 01) S.W. Yong 02) Richard M. Horowitz 03) Victor H.M. Ting 04) Jason T. Adelman	For
2. Advisory vote to approve, on a non-binding advisory basis, the compensation paid to the company's Named Executive Officers.	For
3. Advisory vote to indicate how frequently stockholders believe the company should conduct an advisory vote on the compensation paid to the company's Named Executive Officers.	3 Years
4. Approve the ratification of Forvis Mazars LLP as our registered public accounting firm for the year ended June 30, 2026.	For

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".

V80287-P37493

TRIO-TECH INTERNATIONAL
16139 WYANDOTTE ST.
VAN NUYS, CA 91406
ATTN: STEPHANIE YONG

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on December 9, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on December 9, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V80284-P37493 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRIO-TECH INTERNATIONAL

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of the following Director Nominees, each to serve for a term of one year:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) S.W. Yong -----Votes FOR
02) Richard M. Horowitz -----Votes FOR
03) Victor H.M. Ting -----Votes FOR
04) Jason T. Adelman -----Votes FOR

***(INSTRUCTIONS: If you desire to allocate your votes to individual nominees on a cumulative basis, as explained in the accompanying Proxy Statement, mark the "CUMULATIVE VOTING ELECTION" box and indicate the number of votes that you would like to have cast FOR each nominee. The total of the votes you cast on this proxy may not exceed the number of shares you own times four. For example, if you own 100 shares, you are entitled to cast 400 votes for a director nominee. However, if you have cast your proxy for either of the other above two choices, do not complete this table.)**

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 Year	2 Years	3 Years	Abstain
3. Advisory vote to indicate how frequently stockholders believe the company should conduct an advisory vote on the compensation paid to the company's Named Executive Officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

Cumulative Voting* ☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report on Form 10K are available at www.proxyvote.com.

V80285-P37493

TRIO-TECH INTERNATIONAL
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
2025 ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 10, 2025 AT 10:00 A.M. PST

The undersigned revokes all previous proxies and constitutes and appoints S.W. Yong and Srinivasan Anitha each of them, the true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Trio-Tech International (the "Company") which the undersigned is entitled to vote at the Company's 2025 Annual Meeting of Stockholders (the "Annual Meeting"), to be held at the Company's corporate offices located at 16139 Wyandotte Street, Van Nuys, California 91406 on December 10, 2025 at 10:00 A.M. PST, and at any adjournment(s) or postponement(s) thereof, on the following Proposals at the Annual Meeting, each of which are more fully described in the Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL" FOR EACH OF THE DIRECTOR NOMINEES IDENTIFIED IN PROPOSAL NO. 1, "FOR" PROPOSALS NO. 2 AND 4 AND FOR EVERY "3 YEARS" IN PROPOSAL NO. 3, WHICH HAS BEEN RECOMMENDED BY OUR BOARD, AND IN THE DISCRETION OF THE PROXY HOLDER UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

CUMULATIVE: ____

____

Continued and to be signed on reverse side